Exhibit 99.1

Veritone Reports Second Quarter 2024 Results

- Q2 Total Revenue of $31.0 Million, In Line with Guidance -

- Public Sector Record Sales Pipeline Exceeds $100 Million, Highlighted by iDEMs Solutions across the US Federal Government -

- Total ARR (SaaS and Consumption) of $67.9 Million from 3,437 Total Software Products & Services Customers, Including ARR (SaaS) of $49.2 Million, Representing 72% of Total ARR from Subscription-Based Customers -

- Q2 Total New Bookings of $14.0 Million, up 67% Year over Year -

- Continued Organizational and Cost Restructuring Actions Driving Year over Year Improvements of 37% and 47% in Q2 Operating Loss and Non-GAAP Net Loss, respectively, compared to Q2 2023 -

- Announced Formal Process to Divest Non-software Asset; expected to raise substantial cash proceeds, in 2024, to be used to retire a portion of existing term debt and to fund future operations -

DENVER, CO – August 8, 2024 – Veritone, Inc. (NASDAQ:VERI), a leader in designing human-centered AI solutions, today reported results for the second quarter ended June 30, 2024.

“Veritone delivered a strong performance in the second quarter, driven by accelerated growth across our AI software products and services and advertising managed services. During the quarter, we secured 17 new Public Sector customers and saw our Public Sector sales pipeline reach unprecedented levels, and completed a landmark deal with the NCAA, representing our largest contract to date based on run rate,” said Ryan Steelberg, CEO & President of Veritone. “Our strategic partnership with Amazon Web Services continues to expand rapidly through our Strategic Collaboration Agreement, unlocking new opportunities and driving innovation. The focused execution of our strategic initiatives, including cost reductions and resource alignment, is yielding tangible results. We also announced we are in a formal process and are progressing towards divesting one of our non-software assets, advancing our objectives to improve our balance sheet and overall liquidity, and enhance our operational efficiency. As we transition our focus from cost reductions back to growth, we are confident in our ability to capitalize on the demand for AI-driven solutions and deliver long-term value to our shareholders."

Second Quarter 2024 Financial Highlights

Calculated on a Pro Forma basis where noted; for additional information on these calculations, see “Note Regarding Pro Forma Information” and the definitions provided for each metric cited.

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Revenue of $31.0 million, an increase of 11% compared to Q2 2023.
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Software Products and Services revenues of $15.6 million, an increase of 11% compared to GAAP revenue of $14.1 million in Q2 2023, and a decrease of 25% when compared to Pro Forma Software Revenue for Q2 2023 driven by the decline in consumption-based revenue from customers, including Amazon.

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Managed Services revenue of $15.4 million, an increase of 11% compared to Q2 2023 driven by an increase in advertising year over year.
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Total Software Products & Services Customers of 3,437, down 7% year over year, as compared to June 30, 2023 on a pro forma basis, largely driven by planned migration of legacy CareerBuilder customers off the Broadbean software platform.
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Total New Bookings of $14.0 million, up 67% from $8.4 million in Q2 2023 driven by an increase in subscription-based customer bookings.
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Annual Recurring Revenue (“ARR”) of $67.9 million, down from $107.9 million in Q2 2023 on a Pro Forma basis driven by declines in consumption-based revenue principally from our largest customer, offset by a 3% increase from recurring subscription-based SaaS revenue customers.
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Loss from Operations of $17.7 million, as compared to a loss of $28.2 million in Q2 2023 driven by the increase in revenue and lower overall operating expenses resulting from our past cost reduction plans and lower professional fees related to past acquisitions and divestitures.
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Non-GAAP gross profit of $24.4 million, an increase of 21% or $4.2 million as compared to Q2 2023 primarily due to an increase in revenue and improved Non-GAAP gross margins of 78.8% as compared to 72.2% in Q2 2023.
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Net Loss of $22.2 million, as compared to $23.3 million in Q2 2023.
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Non-GAAP Net Loss of $6.9 million, improving 47% as compared to Q2 2023.

About Our Sales Pipeline

Our sales pipeline represents revenue we expect to receive based on the total fees payable during the full contract term for new contracts outstanding at the end of the quarter and contracts that we believe have a high probability of closing in the next three to twelve months. We include in our sales pipeline fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term and we do not include any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services) and any fees payable after contract renewals or extensions that are at the discretion of our client. Many of our contracts require us to provide services over more than one year and may include professional fees required to enable our technology in certain environments we do not host or have direct control over. In some cases, our customers may have the ability to terminate our agreements on short notice and our pipeline does not consider the potential impact of any early termination. No assurance can be given that we will ultimately realize our full sales pipeline.

Note Regarding Pro Forma Information

"Pro Forma” information provided in this press release represents the historical information of Veritone combined with the historical information of Broadbean (as defined below) for the applicable period on a Pro Forma basis as if Veritone had acquired Broadbean on January 1, 2022. Veritone completed its acquisition of (i) all of the issued and outstanding share capital of (a) Broadbean Technology Pty Ltd ACN 116 011 959 / ABN 79 116 011 959, a limited company incorporated under the laws of Australia, (b) Broadbean Technology Limited, a limited company incorporated under the laws of England and Wales, (c) Broadbean, Inc., a Delaware corporation and (d) CareerBuilder France S.A.R.L., a limited liability company organized (société à responsabilité limitée) under the laws of France, and (ii) certain assets and liabilities related thereto (the foregoing clauses (i) and (ii) together, “Broadbean”) on June 13, 2023. Periods commencing after June 13, 2023 are not presented on a Pro Forma basis."

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited			Percent			Percent
(in $000s)	2024	2023	Change	2024	2023	Change
Revenue	$30,992	$27,967	11%	$62,628	$58,230	8%
Loss from operations	$(17,662)	$(28,180)	(37)%	$(39,502)	$(51,769)	(24)%
Net income (loss)	$(22,231)	$(23,296)	(5)%	$(47,429)	$(46,259)	3%
Non-GAAP gross profit*	$24,412	$20,202	21%	$49,002	$43,656	12%
Non-GAAP net income (loss)*	$(6,850)	$(13,026)	(47)%	$(14,469)	$(22,581)	(36)%

	Three Months Ended June 30,			Six Months Ended June 30,
Unaudited			Percent			Percent
(in $000s, except customers)	2024	2023(1)	Change	2024	2023(1)	Change
Software Products & Services
Pro Forma Software Revenue(2)*	$15,632	$20,859	(25)%	$30,855	$43,282	(29)%
Total Software Products & Services Customers(3)	3,437	3,705	(7)%	3,437	3,705	(7)%
Annual Recurring Revenue(4)*	$67,924	$107,949	(37)%	$67,924	$107,949	(37)%
Total New Bookings(5)	$14,047	$8,388	67%	$14,047	$8,388	67%
Gross Revenue Retention(6)	>90%	>90%		>90%	>90%

(1)All of the supplemental financial information for this period is presented on a Pro Forma basis inclusive of Broadbean.

(2)“Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue, including on a Pro Forma basis where indicated.

(3)“Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by Veritone to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services inclusive of Broadbean.

(4) “Annual Recurring Revenue” is calculated as Annual Recurring Revenue (SaaS), which is an annualized calculation of the monthly recurring revenue in the last month of the calculated quarter for all active Software Products & Services customers, combined with Annual Recurring Revenue (Consumption), which is the trailing twelve month calculation of all non-recurring and/or consumption-based revenue for all active Software Products & Services customers. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue. Annual Recurring Revenue is on a Pro Forma basis where indicated, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue” and we believe Annual Recurring Revenue is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to non-recurring and/or consumption-based revenues.

(5)“Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis where indicated.

(6) “Gross Revenue Retention” represents our dollar-based gross retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis where indicated.

* See tables below for reconciliation of non-GAAP financial measures to directly comparable GAAP measures and for the definitions used for Software Products & Services Supplemental Financial Information.

Recent Business Highlights

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Public Sector closed 17 new public safety and government customers, including the Defense Logistics Agency, a division of US Department of Defense and the US Senate, and announced the appointment of Gus Hunt, former CIA Chief Technology Officer, as an advisor.
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Signed over 23 new Media & Entertainment deals in the second quarter, including a multi-year contract with the NCAA, which is expected to generate up to $40 million over the term, new deals with Tennis Australia and notable renewals and deal expansions with NBC Universal, CNBC, CNN, and Bloomberg.
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Veritone Hire signed significant new enterprise programmatic advertising and job distribution software deals, including global brands such as Sevita, Whole Foods, Best Buy, and Harrods and completed the beta launch of programmatic advertising solution and programmatic publisher network in Australia.
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Announced Strategic Collaboration Agreement (SCA) with Amazon Web Services (AWS), which will leverage Veritone’s and AWS’ unique strengths to accelerate cloud-native enterprise AI and generative AI innovation for new and existing customers across sectors.
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Continued strong advertising momentum, with top-line media bookings increasing 12% year-over-year from Veritone One and saw substantial growth from key customers such as Mint Mobile, LinkedIn, DraftKings, and Quince.
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Announced formal process to divest a non-software asset with multiple qualified bidders, which, if consummated, is expected to generate substantial cash proceeds to be used to repay a portion of the Company’s term debt and fund future operations.

Financial Results for Three Months Ended June 30, 2024

Delivered second quarter revenue of $31.0 million, an increase of $3.0 million or 11% from $28.0 million in the second quarter of 2023. Software Products & Services revenue of $15.6 million increased $1.5 million or 11% year over year driven by the Q2 2023 acquisition of Broadbean, which generated $8.7 million in revenue in Q2 2024, offset by the decline in legacy Veritone Hire revenue over the same period, including declines in revenue from Amazon. Managed Services revenue of $15.4 million increased $1.5 million or 11% year over year principally due to an improvement in advertising services.

Loss from operations of $17.7 million improved by $10.5 million as compared to a loss of $28.2 million in Q2 2023 driven in part by a net $7.5 million decrease in operating expenses including the impact of the Q2 2023 Broadbean Acquisition, and the $3.0 million increase in revenue. The $7.5 million net decline in operating expenses was driven by legacy cost reductions, coupled with lower professional fees related to acquisitions and divestitures of $4.0 million year over year driven by the second quarter 2023 Broadbean acquisition. Non-GAAP gross margin of 78.8% improved by 660 basis points from 72.2% in the second quarter of 2023. GAAP net loss was $22.2 million, compared to GAAP net loss of $23.3 million in the second quarter of 2023, driven by the $10.5 million improvement in loss from operations, offset by (i) an increase of $3.8 million in net interest expense largely associated with the Company’s December 2023 term loan, which included $1.4 million of non-cash amortization associated with the initial discount and issuance costs of the term loan, (ii) a one-time gain of $2.6 million from the divestiture of the Company’s energy division in the second quarter of 2023, (iii) a $1.6 million decline in foreign currency gains and (iv) a $1.3 million decline in the Company's tax benefit. Non-GAAP net loss of $6.9 million improved by 47% when compared to Non-GAAP net loss of $13.0 million in the second quarter of 2023, largely driven by the increase in Non-GAAP gross profit, coupled with reductions in our cost structure since the first quarter of 2023.

As of June 30, 2024, Total Software Product & Services Customers of 3,437 was down 7% year over year relative to Total Software Product & Services Customers on a Pro Forma basis as of June 30, 2023, principally due to planned migration of legacy CareerBuilder customers off the Broadbean software platform. Total New Bookings on a Pro Forma basis increased by 67% to $14.0 million versus the comparable period a year ago largely driven by an increase in subscription-based customer bookings, offset by a reduction in revenue from consumption-based customers, including Amazon. Annual Recurring Revenue on a Pro Forma basis of $67.9 million decreased 37% year over year driven in large part by the decline in consumption spending from customers, offset by a 3% year over year increase in Annual Recurring Revenue from subscription-based SaaS customers. Excluding the decline in consumption-based spending from Amazon, Software Products & Services revenue growth would have increased over 50% year over year.

As of June 30, 2024, the Company had cash and cash equivalents of $46.0 million, including approximately $39.3 million of cash received from advertising customers for future payments to vendors.

Business Outlook

Third Quarter 2024

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Revenue is expected to be in the range of $34.0 million to $35.0 million, as compared to $35.1 million in the third quarter of 2023.
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Non-GAAP net loss is expected to be in the range of $2.6 million to $4.0 million, compared to non-GAAP net loss of $7.9 million in the third quarter of 2023.

Full Year 2024

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Revenue is expected to be in the range of $136.0 million to $142.0 million, as compared to $127.6 million for fiscal 2023.
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Non-GAAP net loss is expected to be in the range of $11.0 million to $15.0 million, compared to non-GAAP net loss of $37.3 million for fiscal 2023.

These updated financial guidance ranges supersede any previously disclosed financial guidance and investors should not rely on any previously disclosed financial guidance.

Conference Call

Veritone will hold a conference call to deliver management’s prepared remarks on August 8, 2024, at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) to discuss its second quarter 2024 results, provide an update on the business and conduct a question-and-answer session. To participate, please join the audio webcast or dial-in and ask to be connected to the Veritone earnings conference call. To avoid a delay, if dialing in, please pre-register or join the live audio webcast.

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Pre-Registration*
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Live Audio Webcast
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Domestic Call Number: (844) 750-4897
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International Call Number: (412) 317-5293

A replay of the conference call can be accessed one hour after the end of the conference call through August 15, 2024. The full webcast replay will be available through August 8, 2025. To access the earnings webcast replay please visit the Veritone Investor Relations website.

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Domestic Replay Number: (877) 344-7529
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International Replay Number: (412) 317-0088

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Replay Access Code: 7195217

* Please note that pre-registered participants will receive their dial-in number and unique PIN upon registration.

About the Presentation of Supplemental Non-GAAP Financial Information and Key Performance Indicators

In this news release, the Company has supplemented its financial measures prepared in accordance with U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, including Pro Forma Software Revenue, Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP net income (loss) and Non-GAAP net income (loss) per share. The Company also provides certain key performance indicators (KPIs), including Total Software Products & Services Customers, Annual Recurring Revenue, Annual Recurring Revenue (SaaS), Annual Recurring Revenue (Consumption), Total New Bookings and Gross Revenue Retention. The Company has posted additional supplemental financial information on its website at investors.veritone.com concurrently with this press release.

Pro Forma Software Revenue represents Software Products & Services revenue on a Pro Forma basis. Non-GAAP gross profit is defined as revenue less cost of revenue. Non-GAAP gross margin is defined as Non-GAAP gross profit divided by revenue. Non-GAAP net income (loss) and non-GAAP net income (loss) per share, respectively, is the Company’s net income (loss) and net income (loss) per share, adjusted to exclude provision for income taxes, depreciation expense, amortization expense, stock-based compensation expense, changes in fair value of warrant liability, changes in fair value of contingent consideration, interest income, interest expense, foreign currency gains and losses, acquisition and due diligence costs, gain on sale of energy group, contribution of business held for sale, variable consultant performance bonus expense, and severance and executive transition costs. The items excluded from these non-GAAP financial measures, as well as a breakdown of GAAP net income (loss), non-GAAP net income (loss) and these excluded items between the Company’s Core Operations and Corporate, are detailed in the reconciliations included following the financial statements attached to this news release. In addition, following the financial statements attached to this news release, the Company has provided additional supplemental non-GAAP measures of operating expenses, loss from operations, other income (expense), net, and loss before income taxes, excluding the items excluded from non-GAAP net loss as noted above, and reconciling such non-GAAP measures to the most directly comparable GAAP measures.

The Company has provided these non-GAAP financial measures and KPIs because management believes such information to be important supplemental measures of performance that are commonly used by securities analysts, investors and other interested parties in the evaluation of companies in its industry. Management also uses this information internally for forecasting and budgeting. The non-GAAP financial measures should not be considered as an alternative to revenue, net income (loss), operating income (loss) or any other financial measures so calculated and presented, nor as an alternative to cash flow from operating activities as a measure of liquidity. Other companies (including the Company’s competitors) may define these non-GAAP financial measures differently. The non-GAAP financial measures may not be indicative of the historical operating results of Veritone or predictive of potential future results. Investors should not consider these non-GAAP financial measures in isolation or as a substitute for analysis of the Company’s results as reported in accordance with GAAP.

In addition, the Company defines the following capitalized terms in this news release as follows:

Core Operations consists of the Company’s aiWARE operating platform of software, SaaS and related services; content licensing and advertising agency services; and their supporting operations,

including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

Corporate principally consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire Company, including public company driven costs.

Software Products & Services consists of revenues generated from commercial enterprise and government and regulated industries customers using our aiWARE platform and Hiring Solutions, any related support and maintenance services, and any related professional services associated with the deployment and/or implementation of such solutions.

Managed Services consist of revenues generated from commercial enterprise customers using our content licensing services and advertising agency and related services.

About Veritone

Veritone (NASDAQ: VERI) builds human-centered enterprise AI solutions. Serving customers in the media, entertainment, public sector and talent acquisition industries, Veritone’s software and services empower individuals at the world’s largest and most recognizable brands to run more efficiently, accelerate decision making and increase profitability. Veritone’s leading enterprise AI platform, aiWARE™, orchestrates an ever-growing ecosystem of machine learning models, transforming data sources into actionable intelligence. By blending human expertise with AI technology, Veritone advances human potential to help organizations solve problems and achieve more than ever before, enhancing lives everywhere.

To learn more, visit Veritone.com.

Safe Harbor Statement

This news release contains forward-looking statements, including without limitation, statements regarding our prospects for the remainder of 2024, our ability to deliver AI solutions to our customers and serve customer demand, our expectations about customer demand for our products, our ability to capitalize on actual or potential acceleration of enterprise-wide generative AI, our ability to divest non-software assets in a manner that improves our balance sheet and overall liquidity, our ability to realize annualized cost-savings including from our recent restructuring, our ability to drive long-term shareholder value, our ability to achieve our annual cost savings forecast, our ability to achieve cash flow profitability as early as Q4 2024, our expected total revenue from our contract with the NCAA, and our expected total revenue and non-GAAP net loss for Q2 2024 and for full year 2024. In addition, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “plan,” “outlook,” “should,” “could,” “estimate,” “confident” or “continue” or the plural, negative or other variations thereof or comparable terminology are intended to identify forward-looking statements, and any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements speak only as of the date hereof, and are based on management’s current assumptions, expectations, beliefs and information. As such, our actual results could differ materially and adversely from those expressed in any forward-looking statement as a result of various factors. Important factors that could cause such differences include, among other things, our ability to expand our aiWARE SaaS business; declines or limited growth in the market for AI-based software applications and concerns over the use of AI that may hinder the adoption of AI technologies; our requirements for additional capital and liquidity to support our operations, our business growth, service our debt obligations and refinance maturing debt obligations, and the availability of such capital on acceptable terms, if at all; our reliance upon a limited number of key customers for a significant portion of our revenue; declines in customers’

usage of our products and other offerings; our ability to realize the intended benefits of our acquisitions, divestitures, and other planned or ongoing cost-saving measures, including our ability to successfully integrate our recent acquisition of Broadbean; our identification of existing material weaknesses in our internal control over financial reporting; fluctuations in our results over time; the impact of seasonality on our business; our ability to manage our growth, including through acquisitions and expansion into international markets; our ability to enhance our existing products and introduce new products that achieve market acceptance and keep pace with technological developments; actions by our competitors, partners and others that may block us from using third party technologies in our aiWARE platform, offering it for free to the public or making it cost prohibitive to continue to incorporate such technologies into our platform; interruptions, performance problems or security issues with our technology and infrastructure, or that of our third party service providers; the impact of the continuing economic disruption caused by macroeconomic and geopolitical factors, including the Russia-Ukraine conflict, the war in Israel, financial instability, high interest rates, inflationary pressures and the responses by central banking authorities to control inflation, monetary supply shifts and the threat of recession in the United States and around the world on our business operations and those of our existing and potential customers; and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Certain of these judgments and risks are discussed in more detail in our most recently-filed Annual Report on Form 10-K, and our most recently-filed Quarterly Report on Form 10-Q and other periodic reports filed from time to time with the Securities and Exchange Commission. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives or plans will be achieved. The forward-looking statements contained herein reflect our beliefs, estimates and predictions as of the date hereof, and we undertake no obligation to revise or update the forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events for any reason, except as required by law.

Company Contact:

Mike Zemetra

Chief Financial Officer

Veritone, Inc.

investors@veritone.com

IR Agency Contact:

Stefan Norbom

Prosek Partners

203-644-5475

snorbom@prosek.com

Source: Veritone, Inc.

VERITONE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(in thousands)

	As of
	June 30, 2024	December 31, 2023
ASSETS

Cash and cash equivalents	$46,024	$79,439
Accounts receivable, net	53,927	69,266
Expenditures billable to clients	28,949	19,608
Prepaid expenses and other current assets	13,010	14,457
Total current assets	141,910	182,770
Property, equipment and improvements, net	9,788	8,656
Intangible assets, net	71,447	83,423
Goodwill	79,828	80,247
Long-term restricted cash	933	867
Other assets	17,896	19,851
Total assets	$321,802	$375,814

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Accounts payable	$33,366	$32,756
Accrued media payments	69,300	93,896
Client advances	33,341	15,452
Deferred revenue	13,466	12,813
Term Loan, current portion	7,750	5,813
Accrued purchase consideration, current	919	1,000
Other accrued liabilities	23,516	27,095
Total current liabilities	181,658	188,825
Convertible Notes, non-current	89,846	89,572
Term Loan, non-current	43,890	45,012
Accrued purchase consideration, non-current	600	633
Other non-current liabilities	11,502	13,625
Total liabilities	327,496	337,667
Total stockholders' equity (deficit)	(5,694)	38,147
Total liabilities and stockholders' equity (deficit)	$321,802	$375,814

VERITONE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
AND COMPREHENSIVE INCOME (LOSS)
(in thousands, except per share and share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$30,992	$27,967	$62,628	$58,230
Operating expenses:
Cost of revenue	6,580	7,765	13,626	14,574
Sales and marketing	12,674	13,124	24,478	25,814
Research and development	6,645	10,519	15,860	22,046
General and administrative	16,765	19,025	36,185	36,422
Amortization	5,990	5,714	11,981	11,143
Total operating expenses	48,654	56,147	102,130	109,999
Loss from operations	(17,662)	(28,180)	(39,502)	(51,769)
Other income (expense), net	(4,612)	3,510	(9,015)	3,865
Loss before provision for income taxes	(22,274)	(24,670)	(48,517)	(47,904)
(Benefit from) provision for income taxes	(43)	(1,374)	(1,088)	(1,645)
Net loss	$(22,231)	$(23,296)	$(47,429)	$(46,259)
Net loss per share:
Basic and diluted	$(0.59)	$(0.63)	$(1.26)	$(1.26)
Weighted average shares outstanding:
Basic and diluted	37,814,019	36,848,602	37,583,623	36,718,994
Comprehensive loss:
Net loss	$(22,231)	$(23,296)	$(47,429)	$(46,259)
Foreign currency translation (loss) gain, net of income taxes	(220)	(997)	(1)	(1,763)
Total comprehensive loss	$(22,451)	$(24,293)	$(47,430)	$(48,022)

VERITONE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(47,429)	$(46,259)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	14,460	12,296
Provision for credit losses	548	(15)
Stock-based compensation expense	3,747	6,614
Gain on sale of energy group	—	(2,572)
Change in fair value of contingent consideration	—	651
Change in deferred taxes	(2,464)	(1,828)
Amortization of debt issuance costs	3,027	432
Amortization of right-of-use assets	237	649
Imputed non-cash interest income	(194)	(65)
Changes in assets and liabilities:
Accounts receivable	14,792	16,308
Expenditures billable to clients	(9,341)	70
Prepaid expenses and other assets	1,641	(3,501)
Other assets	187	(1,613)
Accounts payable	609	(7,286)
Deferred revenue	653	8
Accrued media payments	(24,596)	(34,592)
Client advances	17,889	(2,264)
Other accrued liabilities	(898)	6,652
Other liabilities	341	(2,218)
Net cash used in operating activities	(26,791)	(58,533)

Cash flows from investing activities:
Proceeds from divestiture	1,800	504
Capital expenditures	(3,399)	(2,697)
Acquisitions, net of cash acquired	—	(50,195)
Settlement of deferred consideration for acquisitions	—	(2,690)
Net cash used in investing activities	(1,599)	(55,078)

Cash flows from financing activities:
Payment of debt principal	(1,938)	—
Payment of purchase consideration	(1,000)	(7,772)
Taxes paid related to net share settlement of equity awards	(456)	(1,003)
Proceeds from issuances of stock under employee stock plans, net	235	643
Settlement of deferred consideration for acquisitions	(1,800)	—
Net cash used in financing activities	(4,959)	(8,132)

Net decrease in cash and cash equivalents and restricted cash	(33,349)	(121,743)
Cash and cash equivalents and restricted cash, beginning of period	80,306	185,282
Cash and cash equivalents and restricted cash, end of period	$46,957	$63,539

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Three Months Ended June 30,
	2024			2023
	Commercial	Public		Commercial	Public
	Enterprise	Sector	Total	Enterprise	Sector	Total
Total Software Products & Services	$14,510	$1,122	$15,632	$12,492	$1,601	$14,093

Managed Services
Advertising	10,475	—	10,475	8,417	—	8,417
Licensing	4,885	—	4,885	5,457	—	5,457
Total Managed Services	15,360	—	15,360	13,874	—	13,874

Total Revenue	$29,870	$1,122	$30,992	$26,366	$1,601	$27,967

VERITONE, INC.
REVENUE DETAIL (UNAUDITED)
(in thousands)

	Six Months Ended June 30,
	2024			2023
	Commercial	Public		Commercial	Public
	Enterprise	Sector	Total	Enterprise	Sector	Total
Total Software Products & Services	$28,212	$2,640	$30,852	$25,224	$2,996	$28,220

Managed Services
Advertising	21,450	—	21,450	18,952	—	18,952
Licensing	10,326	—	10,326	11,058	—	11,058
Total Managed Services	31,776	—	31,776	30,010	—	30,010

Total Revenue	$59,988	$2,640	$62,628	$55,234	$2,996	$58,230

VERITONE, INC.
RECONCILIATION OF NON-GAAP NET INCOME (LOSS) TO GAAP NET LOSS (UNAUDITED)
(in thousands)

	Three Months Ended June 30,
	2024			2023
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(9,026)	$(13,205)	$(22,231)	$(15,205)	$(8,091)	$(23,296)
(Benefit from) provision for income taxes	(43)	—	(43)	(742)	(632)	(1,374)
Depreciation and amortization	6,835	123	6,958	5,818	571	6,389
Stock-based compensation expense	698	1,441	2,139	1,929	768	2,697
Purchase consideration expense(3)	—	568	568	—	—	—
Interest expense, net	—	4,497	4,497	—	720	720
Foreign currency impact	—	(49)	(49)	(1,631)	(28)	(1,659)
Gain on debt extinguishment	—	(8)	(8)	—	—	—
Acquisition and due diligence costs(4)	—	241	241	—	4,271	4,271
Loss (gain) on sale	—	172	172	—	(2,572)	(2,572)
Contribution of business held for sale(5)	(5)	—	(5)	872	—	872
Variable consultant performance bonus expense (6)	—	—	—	237	—	237
Severance and executive transition costs	831	80	911	474	215	689
Non-GAAP net loss	$(710)	$(6,140)	$(6,850)	$(8,248)	$(4,778)	$(13,026)

	Six Months Ended June 30,
	2024			2023
	Core Operations(1)	Corporate(2)	Total	Core Operations(1)	Corporate(2)	Total
Net loss	$(20,018)	$(27,411)	$(47,429)	$(27,775)	$(18,484)	$(46,259)
(Benefit from) provision for income taxes	(1,088)	—	(1,088)	(1,246)	(399)	(1,645)
Depreciation and amortization	14,244	216	14,460	11,572	724	12,296
Stock-based compensation expense	1,738	2,009	3,747	4,264	2,350	6,614
Change in fair value of contingent consideration	—	—	—	—	651	651
Purchase consideration expense(3)	—	885	885	—	—	—
Interest expense, net	—	8,488	8,488	9	1,516	1,525
Foreign currency impact	—	363	363	(2,777)	(43)	(2,820)
Gain on debt extinguishment	—	(8)	(8)	—	—	—
Acquisition and due diligence costs(4)	140	1,042	1,182	—	5,076	5,076
Loss (gain) on sale	—	172	172	—	(2,572)	(2,572)
Contribution of business held for sale(5)	(2)	—	(2)	1,789	—	1,789
Variable consultant performance bonus expense (6)	—	—	—	631	—	631
Severance and executive transition costs	3,098	1,663	4,761	1,501	632	2,133
Non-GAAP net loss	$(1,888)	$(12,581)	$(14,469)	$(12,032)	$(10,549)	$(22,581)

(1) Core operations consists of our consolidated Software Products & Services and Managed Services that include our content licensing and advertising services, and their supporting operations, including direct costs of sales as well as operating expenses for sales, marketing and product development and certain general and administrative costs dedicated to these operations.

(2) Corporate consists of general and administrative functions such as executive, finance, legal, people operations, fixed overhead expenses (including facilities and information technology expenses), other income (expenses) and taxes, and other expenses that support the entire company, including public company driven costs.

(3) Purchase consideration expense includes consideration related to acquisitions.

(4) For the three and six months ended June 30, 2024, acquisition and due diligence costs are comprised of professional fees related to our acquisitions and divestitures.

(5) Contribution of business held for sale relates to the net loss for the periods presented for our Energy Group that we divested during the second quarter of 2023.

(6) Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.

VERITONE, INC.
RECONCILIATION OF EXPECTED NON-GAAP NET INCOME (LOSS) RANGE
TO EXPECTED GAAP NET LOSS RANGE (UNAUDITED)
(in millions)
	Three Months Ended	Year Ended
	September 30, 2024	December 31, 2024
Net loss	($15.9) to ($14.9)	($72.2) to ($68.2)
Provision for (benefit from) income taxes	($0.5)	($0.8)
Interest expense, net	$4.1	$16.6
Depreciation and amortization	$7.0	$30.0
Stock-based compensation expense	$1.5	$6.7
Purchase consideration expense	$0.0	$1.0
Severance and executive transition costs	$0.0	$3.7
Non-GAAP net income (loss)	($4.0) to ($2.6)	($15.0) to ($11.0)

VERITONE, INC.
RECONCILIATION OF NON-GAAP TO GAAP FINANCIAL INFORMATION (UNAUDITED)
(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue	$30,992	$27,967	$62,628	$58,230
Cost of revenue	6,580	7,765	13,626	14,574
Non-GAAP gross profit	24,412	20,202	49,002	43,656

GAAP cost of revenue	6,580	7,765	13,626	14,574
Stock-based compensation expense	—	(17)	1	(37)
Non-GAAP cost of revenue	6,580	7,748	13,627	14,537

GAAP sales and marketing expenses	12,674	13,124	24,478	25,814
Depreciation	(24)	(6)	(48)	(12)
Stock-based compensation expense	(306)	(529)	(482)	(705)
Contribution of business held for sale (2)	—	(221)	—	(484)
Severance and executive transition costs	(477)	(190)	(980)	(503)
Non-GAAP sales and marketing expenses	11,867	12,178	22,968	24,110

GAAP research and development expenses	6,645	10,519	15,860	22,046
Depreciation	(562)	(292)	(1,352)	(519)
Stock-based compensation expense	(96)	(1,127)	(628)	(2,669)
Contribution of business held for sale (2)	—	(559)	—	(1,117)
Severance and executive transition costs	(265)	(151)	(1,457)	(680)
Non-GAAP research and development expenses	5,722	8,390	12,423	17,061

GAAP general and administrative expenses	16,765	19,025	36,185	36,422
Depreciation	(382)	(377)	(1,079)	(622)
Stock-based compensation expense	(1,737)	(1,024)	(2,638)	(3,203)
Change in fair value of contingent consideration	—	—	—	(651)
Purchase consideration expense (3)	(568)	—	(885)	—
Variable consultant performance bonus expense (4)	—	(237)	—	(631)
Contribution of business held for sale (2)	5	(92)	2	(188)
Acquisition and due diligence costs (5)	(241)	(4,271)	(1,182)	(5,076)
Severance and executive transition costs	(169)	(348)	(2,324)	(950)
Non-GAAP general and administrative expenses	13,673	12,676	28,079	25,101

GAAP amortization	(5,990)	(5,714)	(11,981)	(11,143)

GAAP loss from operations	(17,662)	(28,180)	(39,502)	(51,769)
Total non-GAAP adjustments (1)	10,812	15,155	25,033	29,190
Non-GAAP loss from operations	(6,850)	(13,025)	(14,469)	(22,579)

GAAP other income (expense), net	(4,612)	3,510	(9,015)	3,865
Gain on debt extinguishment	(8)	—	(8)	—
Loss (gain) on sale	172	(2,572)	172	(2,572)
Foreign currency impact	(49)	(1,659)	363	(2,820)
Interest expense, net	4,497	720	8,488	1,525
Non-GAAP other expense, net	—	(1)	—	(2)

GAAP loss before income taxes	(22,274)	(24,670)	(48,517)	(47,904)
Total non-GAAP adjustments (1)	15,424	11,644	34,048	25,323
Non-GAAP loss before income taxes	(6,850)	(13,026)	(14,469)	(22,581)

(Benefit from) provision for income taxes	(43)	(1,374)	(1,088)	(1,645)

GAAP net loss	(22,231)	(23,296)	(47,429)	(46,259)
Total non-GAAP adjustments (1)	15,381	10,270	32,960	23,678
Non-GAAP net loss	$(6,850)	$(13,026)	$(14,469)	$(22,581)

Shares used in computing non-GAAP basic and diluted net loss per share (in 000's)	37,814	36,849	37,584	36,719
Non-GAAP basic and diluted net loss per share	$(0.18)	$(0.35)	$(0.38)	$(0.61)

(1) Adjustments are comprised of the adjustments to GAAP cost of revenue, sales and marketing expenses, research and development expenses and general and administrative expenses and other income (expense), net (where applicable) listed above.

(2) Contribution of business held for sale relates to the net loss for the periods presented for our Energy Group that we divested during Q2 2023.

(3) Purchase consideration expense includes consideration related to acquisitions.

(4) Variable consultant performance bonus expense represents the bonus payments paid to Mr. Chad Steelberg as a result of his achievement of the performance goals pursuant to his consulting agreement with us.

(5) For the three and six months ended June 30, 2024, acquisition and due diligence costs are comprised of professional fees related to our acquisitions and divestitures.

VERITONE, INC.

SUPPLEMENTAL FINANCIAL INFORMATION

We are providing the following unaudited supplemental financial information as a lookback of prior years to explain our recent historical and year-over-year performance. The Software Products & Services supplemental financial information is presented on a Pro Forma basis, as further described below.

Software Products & Services Supplemental Financial Information

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2022 (1)	2022 (1)	2022 (1)	2022 (1)	2023 (1)	2023 (1)	2023	2023	2024	2024
Pro Forma Software Revenue (in 000's) (2)	$26,319	$26,650	$28,603	$35,612	$22,423	$20,859	$20,361	$19,824	$15,223	$15,632
Total Software Products & Services Customers (3)	3,673	3,718	3,787	3,824	3,773	3,705	3,536	3,459	3,384	3,437
Annual Recurring Revenue (SaaS) (in 000's) (4)	$48,392	$44,465	$43,925	$46,248	$45,453	$47,720	$47,756	$49,122	$49,064	$49,223
Annual Recurring Revenue (Consumption) (in 000's) (5)	$87,445	$85,901	$85,091	$71,754	$67,242	$60,229	$41,543	$30,967	$23,510	$18,701
Total New Bookings (in 000's) (6)	$16,643	$22,009	$23,793	$26,342	$22,794	$8,388	$15,501	$17,457	$12,964	$14,047
Gross Revenue Retention (7)	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%	>90%

(1) All of the supplemental financial information for this period is presented on a Pro Forma basis inclusive of Broadbean.

(2) “Pro Forma Software Revenue” is a non-GAAP measure that represents Software Products & Services revenue on a Pro Forma basis.

(3) “Total Software Products & Services Customers” includes Software Products & Services customers as of the end of each respective quarter set forth above with net revenues in excess of $10 and also excludes any customers categorized by us as trial or pilot status. In prior periods, we provided “Ending Software Customers,” which represented Software Products & Services customers as of the end of each fiscal quarter with trailing twelve-month revenues in excess of $2,400 for both Veritone, Inc. and PandoLogic Ltd. and/or deemed by the Company to be under an active contract for the applicable periods. Total Software Products & Services Customers is not comparable to Ending Software Customers. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis. Total Software Products & Services Customers includes customers based on revenues in the last month of the quarter rather than on a trailing twelve-month basis and excludes any customers that are on trial or pilot status with us rather than including customers with active contracts. Management uses Total Software Products & Services Customers and we believe Total Software Products & Services Customers are useful to investors because it more accurately reflects our total customers for our Software Products & Services customers inclusive of Broadbean.

(4) “Annual Recurring Revenue (SaaS)” represents an annualized calculation of monthly recurring revenue during the last month of the applicable quarter for all Total Software Products & Services customers, in each case on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue is not comparable to Average Annual Revenue (SaaS). Annual Recurring Revenue (SaaS) includes only subscription-based SaaS revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (SaaS)” and we believe Annual Recurring Revenue (SaaS) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(5) “Annual Recurring Revenue (Consumption)” represents the trailing twelve months of all non-recurring and/or consumption-based revenue for all active Total Software Products & Services customers, in each case, on a Pro Forma basis. In prior periods, we provided “Average Annual Revenue,” which was calculated as the aggregate of trailing twelve-month Software Products & Services revenue divided by the average number of customers over the same period for both Veritone, Inc. and PandoLogic Ltd. Annual Recurring Revenue (Consumption) is not comparable to Average Annual Revenue. Annual Recurring Revenue (Consumption) includes only non-recurring and/or consumption-based revenue, is not averaged among active customers and uses a calculation of recurring revenue as described above instead of annual revenue. Management uses “Annual Recurring Revenue (Consumption)” and we believe Annual Recurring Revenue (Consumption) is useful to investors because Broadbean significantly increases our mix of subscription-based SaaS revenues as compared to Consumption revenues and the split between the two allows the reader to delineate between predictable recurring SaaS revenues and more volatile Consumption revenues.

(6) “Total New Bookings” represents the total fees payable during the full contract term for new contracts received in the quarter (including fees payable during any cancellable portion and an estimate of license fees that may fluctuate over the term), excluding any variable fees under the contract (e.g., fees for cognitive processing, storage, professional services and other variable services), in each case on a Pro Forma basis.

(7) “Gross Revenue Retention” represents a calculation of our dollar-based gross revenue retention rate as of the period end by starting with the revenue from Software Products & Services Customers as of the 3 months in the prior year quarter to such period, or Prior Year Quarter Revenue. We then deduct from the Prior Year Quarter Revenue any revenue from Software Products & Services Customers who are no longer customers as of the current period end, or Current Period Ending Software Customer Revenue. We then divide the total Current Period Ending Software Customer Revenue by the total Prior Year Quarter Revenue to arrive at our dollar-based gross retention rate, which is the percentage of revenue from all Software Products & Services Customers from our Software Products & Services as of the year prior that is not lost to customer churn. All numbers used to determine Gross Revenue Retention are calculated on a Pro Forma basis.

The following table sets forth the reconciliation of revenue to pro forma revenue and the calculation of pro forma annual recurring revenue.

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2022	2022	2022	2022	2023	2023	2023	2023	2024	2024
Software Products & Services Revenue (in 000’s)	$18,167	$18,379	$20,812	$27,220	$14,127	$14,093	$20,361	$19,820	$15,220	$15,632
Broadbean Revenue (in 000’s) (1)	6,204	6,974	7,639	8,230	8,156	8,374	8,739	8,662	8,517	8,690
Broadbean Revenue included in Software Products & Services Revenue (in 000’s)	—	—	—	—	—	(1,716)	(8,739)	(8,662)	(8,517)	(8,690)
Pro Forma Software Revenue (in 000’s)	$24,371	$25,353	$28,451	$35,450	$22,283	$20,751	$20,361	$19,820	$15,220	$15,632
Managed Services Revenue (in 000’s)	16,240	15,856	16,384	16,670	16,136	13,874	14,772	14,377	16,416	15,360
Total Pro Forma Revenue (in 000’s)	$40,611	$41,209	$44,835	$52,120	$38,419	$34,625	$35,133	$34,197	$31,636	$30,992

	Trailing Twelve Months Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2022	2022	2022	2022	2023	2023	2023	2023	2024	2024
Software Products & Services Revenue (in 000’s)	$72,997	$85,796	$97,581	$84,578	$80,538	$76,252	$75,801	$68,401	$69,494	$71,033
Broadbean Revenue (in 000’s) (1)	29,599	30,006	30,136	29,047	30,999	32,399	33,499	33,931	34,292	34,608
Broadbean Revenue included in Software Products & Services Revenue (in 000’s)	—	—	—	—	—	(1,716)	(10,455)	(19,117)	(27,634)	(34,608)
Pro Forma Software Revenue (in 000’s)	$102,596	$115,802	$127,717	$113,625	$111,537	$106,935	$98,845	$83,215	$76,152	$71,033
Managed Services Revenue (in 000’s)	58,419	60,546	63,406	65,150	65,046	63,064	61,452	59,159	59,439	60,925
Total Pro Forma Revenue (in 000’s)	$161,015	$176,348	$191,123	$178,775	$176,583	$169,999	$160,297	$142,374	$135,591	$131,958

Pro Forma Total Number of Customers	3,673	3,718	3,787	3,824	3,773	3,705	3,536	3,459	3,384	3,437
Pro Forma Annual Recurring Revenue (in 000’s) (2)	$135,837	$130,366	$129,016	$118,002	$112,695	$107,949	$89,299	$80,089	$72,574	$67,924

(1) “Pro Forma Software Revenue” includes historical Software Products & Services Revenue from the past eight (8) fiscal quarters of each of Veritone, Inc. and Broadbean and presents such revenue on a combined pro forma basis treating Broadbean as owned by Veritone, Inc. since January 1, 2022.

(2) “Pro Forma Annual Recurring Revenue” represents an annualized calculation of the monthly recurring revenue in the last period of the calculated quarter, combined with the trailing twelve month calculation for all non-recurring and/or consumption based revenue for all active customers.

Managed Services Supplemental Financial Information

The following table sets forth the results for each of the key performance indicators for Managed Services.

	Quarter Ended
	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,	Sept 30,	Dec 31,	Mar 31,	Jun 30,
	2022	2022	2022	2022	2023	2023	2023	2023	2024	2024
Avg billings per active Managed Services client (in 000's)(1)	$684	$736	$747	$823	$771	$576	$620	$647	$793	$727
Revenue during quarter (in 000's)(2)	$10,735	$9,625	$10,035	$11,074	$9,337	$6,876	$8,827	$8,612	$9,333	$8,402

(1) Avg billings per active Managed Services customer for each quarter reflects the average quarterly billings per active Managed Services customer over the twelve-month period through the end of such quarter for Managed Services customers that are active during such quarter.

(2) Managed Services revenue and metrics exclude content licensing and media services and Table Rock Management.

VERITONE, INC.

RECONCILIATION OF NON-GAAP GROSS PROFIT TO LOSS FROM OPERATIONS

(in thousands)

(dollars in thousands)	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Loss from operations	$(17,662)	$(28,180)	$(39,502)	$(51,769)
Sales and marketing	12,674	13,124	24,478	25,814
Research and development	6,645	10,519	15,860	22,046
General and administrative	16,765	19,025	36,185	36,422
Amortization	5,990	5,714	11,981	11,143
Non-GAAP gross profit	$24,412	$20,202	$49,002	$43,656